Lihua International Appoints Daphne Huang as Chief Financial Officer

DANYANG, China, Oct. 24, 2011 /PRNewswire-Asia/ -- Lihua International, Inc.(Nasdaq: LIWA) ("Lihua" or the "Company"), a leading Chinese developer, designer, and manufacturer of low cost, high quality alternatives to pure copper products, including refined copper products and superfine and magnet wire, as well as copper clad aluminum ("CCA") wire, today announced that Ms. Daphne Yan Huang has been named Chief Financial Officer, effective October 23, 2011. Ms. Huang previously served as Lihua's Executive Vice President of Corporate Finance and Director of Investor Relations since October 2009 and succeeds Mr. Yang "Roy" Yu, who has been appointed as the Company's Executive Vice President of Finance.

"We are extremely pleased that Daphne has agreed to assume the position of CFO, and that Roy will remain an integral part of our finance team," said Mr. Jianhua Zhu, Chairman and CEO of Lihua. "Since joining Lihua after the listing of our common stock on NASDAQ, Daphne has made substantial contributions to our strategic direction and has served as the face of our Company to the investment community. Given her extensive background in accounting and finance, and experience with leading global financial institutions, we are confident that Daphne will thrive in this new role. Throughout her tenure at Lihua, it has become clear that Daphne possesses the financial, strategic and operational acumen needed to help drive the Company's future success as we continue to grow our business and work to build shareholder value."

Prior to joining Lihua, Ms. Huang served as a Vice President in the Debt Capital Markets group at GE Capital Markets, Inc. from 2003 to 2009, where she played an important role in structuring, underwriting and syndicating some $2.5 billion of debt products. From 2000 to 2002, she was a Senior Associate in the Debt Capital Markets group at Fleet Securities, Inc., which was later acquired by Bank of America. From 1997 to 2000, Ms. Huang was a Senior Auditor in the Capital Markets Group at PriceWaterhouseCoopers LLP, and from 1996-1997, she was an equity research analyst at Cowen & Co. She began her career as a mutual fund analyst at Morgan Stanley Dean Witter.

Ms. Huang received an MBA in Finance and Management from the Leonard N. Stern School of Business at New York University, a BBA in Accounting from Baruch College, and holds an inactive CPA license in the state of New York.

About Lihua International, Inc.

Lihua, through its two wholly-owned subsidiaries, Lihua Electron and Lihua Copper, is a leading value-added manufacturer of copper replacement products for China's rapidly growing copper wire and copper replacement product market. Lihua is one of the first vertically integrated companies in China to develop, design and manufacture lower cost, high quality alternatives to pure copper magnet wire and pure copper alternative products. Lihua's products include CCA and pure copper products. Current product offerings include CCA and copper wire, copper rod and copper anode.  Except for CCA wire, all other products are produced from recycled scrap copper. Lihua's products are sold in China either directly to manufacturers or through distributors in the wire and cable industries and manufacturers in a wide variety of industries including the consumer electronics, white goods, automotive, utility, telecommunications and specialty cable industries. Lihua's corporate and manufacturing headquarters are located in the heart of China's copper industry in Danyang, Jiangsu Province. For more information, visit: http://www.lihuaintl.com.

To be added to the Company's email distribution for future news releases, please send your request to lihua@tpg-ir.com.

Safe Harbor Statement

This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities, events or developments that the Company expects, projects, believes or anticipates will or may occur in the future, including, without limitation, statements about its business or growth strategy, general industry conditions including availability of copper or recycled scrap copper, future operating results of the Company, capital expenditures, expansion and growth opportunities, bank borrowings, financing activities and other such matters, are forward-looking statements. Although the Company believes that its expectations stated in this press release are based on reasonable assumptions, actual results may differ from those projected in the forward-looking statements.

Please note that information in this press release reflects management views as of the date of issuance.

Contact:
The Piacente Group, Inc.
Investor Relations
Brandi Floberg or Lee Roth
(212) 481-2050
lihua@tpg-ir.com

SOURCE Lihua International, Inc.

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